SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	October 7, 2003

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

The McDonald Gold Project is currently impeded from development by the anti-mining initiative, I-137, enacted in November 1998, which bans development of new gold and silver mines which use open-pit mining and cyanide in the treatment and recovery process in the State of Montana. Canyon Resources undertook a Pre-Feasibility Study and redesign so that the Company would be prepared to resume permitting of an updated and modified design of the McDonald Gold Project should the I-137 impediment be removed through the courts or other means. On October 7, 2003, the Company announced that an experienced independent engineering consulting firm, has completed a Pre-Feasibility Study and redesign of the 10.9 million ounce McDonald Gold Project as a run-of-mine (no crushing) leaching operation that projects that, at a $350/oz gold price, 6.22 million ounces of gold and 18.7 million ounces of silver could be produced over a 14-year period for total cash costs, including royalty, of $188/gold oz.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit

	99.1	Canyon Resources Corporation news release PR03-11 dated October 7, 2003.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: October 7, 2003	By:	/s/ Richard H. De Voto Richard H. De Voto President

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EXHIBIT INDEX

Exhibit

99.1	Canyon Resources Corporation news release PR03-11 dated October 7, 2003